EXHIBIT 10.1

EXECUTION

This AMENDMENT NUMBER ONE (“Amendment”) is made this 16th day of June, 2017, by and between NEW RESIDENTIAL MORTGAGE LLC, as servicing rights owner (the “Servicing Rights Owner”) and PHH MORTGAGE CORPORATION, as servicer (“Servicer”), to the Servicing Agreement, dated as of December 28, 2016 (the “Agreement”), by and between the Servicing Rights Owner and the Servicer.

RECITALS

WHEREAS, the Servicer and the Servicing Rights Owner desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                            Amendments.  Effective as of the date hereof, the Agreement is hereby amended as follows:

(a)                                 Section 6.03(d) of the Agreement is deleted in its entirety and replaced with the following:

“(d)                           (i)                                     The Servicer shall be entitled to be reimbursed for all Servicing Advances made by the Servicer pursuant to this Agreement as further described in this Section 6.03.

(ii)                                  On a weekly basis, the Servicer shall provide the Servicing Rights Owner with written notice, including, reasonable and customary documentation in accordance with Applicable Requirements (and any other information reasonably requested by the Servicing Rights Owner) evidencing Servicing Advances made by the Servicer during the seven (7) days ending on the Business Day prior to the date of delivery of such notice.  Within two (2) Business Days of Servicing Rights Owner’s receipt of such notice, the Servicing Rights Owner shall remit (or cause to be remitted) the amount set forth in the written notice provided by the Servicer via wire transfer to the Servicer.

(iv)                              In the event that Servicing Rights Owner fails to make payment to the Servicer, when due, of amounts set forth in this Section 6.03(d), in addition to such other rights as the Servicer has, until such amounts are paid in full, (x) Servicer shall own the receivables related to the Servicing Advances as to which the Servicing Rights Owner failed to make such payment, (y) Servicer shall have no obligation to remit future Servicing Advances from its owns funds and (z) to the extent that Servicer remits future Servicing Advances from its owns funds, Servicer shall own the receivables related to such Servicing Advances until all amounts due and owing to the Servicer have been paid in full by the Servicing Rights Owner and the Servicer Rights Owner has reimbursed the Servicer for such additionally-remitted Servicing Advances.”

(b)                                 Section 6.04(a) of the Agreement is hereby amended by adding the following sentences to the end of such section:

“Servicer shall not set-off as against any P&I Advances, Servicing Advances or deferred servicing fees that are included in any non-Agency servicer advance financing facilities and shall remit the collections on such any P&I Advances, Servicing Advances and deferred servicing fees to the accounts designated therefor by the Servicing Rights Owner no later than two (2) Business Days after the Servicer’s receipt and identification thereof.  Servicer agrees to enter into a letter agreement in connection with any such non-agency servicer advance financing facility substantially similar (but in no event more detrimental to the Servicer) to the letter agreement executed on or about June 16, 2017 in connection with the Agency servicer advance financing facility provided by JPMorgan Chase Bank, N.A.”

(c)                                  Section 6.04(b)(iii) of the Agreement is deleted in its entirety and replaced with the following:

“(iii)                         To the extent the amounts the Servicing Rights Owner funded exceeded the amounts required to be paid to the applicable Mortgage Loan Investor on the related Remittance Date, the Servicer shall remit such excess funds to the Servicing Rights Owner on the same Remittance Date that such amounts were deposited in the applicable Collection Account.  In the event that Servicing Rights Owner fails to deposit amounts on account of P&I Advances, guaranty (or other similar) fees, lender paid mortgage insurance or Compensating Interest in the applicable Collection Account, in addition to such other rights as the Servicer has, until such amounts are paid in full, (x) Servicer shall own the receivables, if any, related to such amounts as to which the Servicing Rights Owner failed to make such payment, (y) Servicer shall have no obligation to remit future amounts on account of P&I Advances, guaranty (or other similar) fees, lender paid mortgage insurance or Compensating Interest from its owns funds and (z) to the extent that Servicer remits any such future amounts from its owns funds, Servicer shall own the receivables related thereto until all amounts due and owing to the Servicer in respect of P&I Advances, guaranty (or other similar) fees, lender paid mortgage insurance and Compensating Interest have been paid in full by the Servicing Rights Owner and the Servicer Rights Owner has reimbursed the Servicer for such additionally-remitted P&I Advances, guaranty (or other similar) fees, lender paid mortgage insurance or Compensating Interest.”

SECTION 2.                            Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

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SECTION 3.                            Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.                            Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.                            Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  The parties agree that this Amendment and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Servicer and the Servicing Rights Owner have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

NEW RESIDENTIAL MORTGAGE LLC

By:	/s/ Nicola Santoro, Jr.
	Name:	Nicola Santoro, Jr.
	Title:	Chief Financial Officer and Chief Operating Officer

Signature Page to Amendment Number One

PHH MORTGAGE CORPORATION

By:	/s/ Richard J. Bradfield
	Name:	Richard J. Bradfield
	Title:	Senior Vice President

Signature Page to Amendment Number One